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                                                                      EXHIBIT 23




                                                     [Letterhead]
                                            Deloitte & Touche LLP
                                            Two Prudential Plaza
                                            180 North Stetson Avenue
                                            Chicago, Illinois  60601


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement Nos. 333-69601, 333-39012, and 333-68355 of John Deere Capital Corporation on Form S-3 of our report dated November 21, 2000, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 2000, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP
Chicago, Illinois

January 15, 2001